Exhibit 10.2

AMENDMENT TO
LOAN AGREEMENT AND NOTE

THIS AMENDMENT TO LOAN AGREEMENT AND NOTE (“Amendment”), dated as of the date specified below, is by and between PARK CITY GROUP, INC., a Nevada corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION (“Bank”).

RECITALS

A. Borrower and Bank have executed a Revolving Credit Agreement (the “Agreement”) dated November 24, 2008 and Borrower has executed a Promissory Note (Revolving Line of Credit), dated the same date as the Agreement (the “Note”), any or all of which may have been amended or replaced from time to time, and Borrower (and if applicable, certain third parties) have executed the collateral documents which may or may not be identified in the Agreement and certain other related documents (as the same have been and may be amended from time to time, collectively the “Loan Documents”), setting forth the terms and conditions upon which Borrower obtained a revolving line of credit from Bank (the “Loan”) with a maximum line amount of $3,000,000.  The outstanding principal balance of the Loan as of the date of this Amendment is $2,875,701.38.

B. Borrower has requested that Bank permit certain modifications to the Agreement and the Note as described below.

C. Bank has agreed to such modifications, but only upon the terms and conditions outlined in this Amendment.

TERMS OF AGREEMENT

In consideration of the mutual covenants contained herein, and for other good and valuable consideration, Borrower and Bank agree as follows:

1. Definitions.  Unless defined herein, capitalized terms used in this Amendment shall have the meanings given in the Agreement, as previously amended.

2. Interest Rate.  From the date hereof through November 23, 2010, the unpaid principal balance will bear interest at an annual rate of 3.25%.  On November 24, 2010 (the “Repricing Date”), the interest rate charged on the outstanding principal balance shall be adjusted to an annual rate of 2.25% plus that rate at which Lender would be able to borrow funds of comparable amounts in the Money Markets for a one-year period, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation; such rate rounded up to the nearest one-eighth percent.  Such rate shall be determined solely by Lender, one banking day prior to the Repricing Date.  The term “Money Markets” refers to one or more wholesale funding markets available to and selected by Lender including negotiable certificates of deposit, commercial paper, Eurodollar deposits, bank notes, federal funds, interest rate swaps or others.

3. Extension of Maturity Date.  Principal is payable on November 24, 2011, the maturity date.  Any references in the Agreement or the Note to the maturity date or date of final payment are hereby deleted and replaced with such date.

4. Release and Waiver of Claims.  Borrower hereby releases and waives any and all claims, demands, actions, causes of action, damages, costs, expenses, and other rights of any nature whatsoever, whether known or unknown, whether or not accrued, that may be presently existing against Bank arising out of or in any way relating to the Loan, its approval, documentation or administration.

5. Effectiveness of Prior Documents.  Except as specifically amended hereby, the Agreement, the Note and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.  All warranties and representations contained in the Agreement and the other Loan Documents are hereby reconfirmed as of the date hereof.  All collateral previously provided to secure the Agreement and the Note continues as security, and all guaranties guaranteeing obligations under the Loan Documents remain in full force and effect.  All definitions contained in the Agreement and the Note, unless expressly modified by the terms of this Amendment, shall remain unchanged.  This is an amendment, not a novation.

6. Preconditions to Effectiveness.  This Amendment shall only become effective upon execution by Borrower and Bank, and approval by any other third party required by Bank.

7. No Waiver of Defaults; Warranties.  This Amendment shall not be construed as or be deemed to be a waiver by Bank of existing defaults by Borrower, whether known or undiscovered.  All agreements, representations and warranties made herein shall survive the execution of this Amendment.

8. Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be considered an original, but when taken together shall constitute one document.

9. Authorization.  Borrower represents and warrants that the execution, delivery and performance of this Amendment and the documents referenced herein are within the authority of Borrower and have been duly authorized by all necessary action.

10. Attachments.  All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Amendment, are hereby expressly incorporated herein by reference.

Dated effective as of May ___, 2010.
BANK:

U.S. BANK NATIONAL ASSOCIATION

By:____________________
Title:________________

BORROWER:

PARK CITY GROUP, INC., a Nevada corporation

By:______________
RANDALL K. FIELDS, CEO

GUARANTOR’S CONSENT AND REAFFIRMATION

The following guarantor of the obligations of the borrower to Bank under the Revolving Credit Agreement dated as of November 24, 2008, as amended, and under the Note described above, as amended, hereby expressly:  (a) consents to the modifications and changes in terms described above; and (b) reaffirms his guaranty obligations described in the guaranty agreement executed by Guarantor in favor of Bank.  In addition, Guarantor hereby releases and waives any and all claims, demands, actions, causes of action, damages, costs, expenses and other rights of any nature whatsoever, whether known or unknown, whether or not accrued, that may be presently existing against Bank arising out of or in any way relating to the Loan, its approval, documentation or administration.

DATED effective as of May ___, 2010.

GUARANTOR:

_____________________________
RANDALL K. FIELDS